THOMPSON   ATLANTA         CINCINNATI          COLUMBUS             NEW YORK

         HINE                   BRUSSELS           CLEVELAND        DAYTON                     WASHINGTON, D.C.

July 11, 2007

AdvisorOne Funds

450 Wireless Boulevard

Hauppauge, New York 11788

Re: AdvisorOne Funds, File Nos. 33-20635 and 811-8037

Gentlemen:

We hereby give you our consent to all references to us in Post-Effective Amendment No. 41 to the Registration Statement under the Securities Act of 1933, Post-Effective Amendment No. 42 under the Investment Company Act of 1940.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP